Exhibit 23.4

Consent of Independent Accountants

The Board of Directors

Alexander & Baldwin, Inc.:

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-219274 on Form S-4 of our report dated February 27, 2017, with respect to the balance sheet of The Collection LLC as of December 31, 2016, and the related statements of operations and changes in members’ equity, and cash flows for the year ended December 31, 2016.

/s/ KKDLY LLC

Honolulu, Hawaii

August 25, 2017